UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2014

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., 4th Floor

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 16, 2014, the independent members of the Board of Managers of Mine Reclamation, LLC (“Mine Reclamation”) approved Mine Reclamation entering into that certain Termination, Settlement and Net Revenues Sharing Agreement (the “Agreement”) with CIL&D, LLC (formerly known as Kaiser Ventures LLC) (the “Company”), Kaiser Eagle Mountain, LLC (“KEM”) and Lake Tamarisk Development, LLC (“Lake Tamarisk”). KEM and Lake Tamarisk are wholly-owned subsidiaries of the Company and the Company owns 84.247% of Mine Reclamation. Mine Reclamation was the developer of the Eagle Mountain landfill project and had a lease with KEM for the property owned by KEM that constituted the Eagle Mountain landfill project as well as an option to purchase the landfill project property from KEM for $1.00, subject to a reservation of all mineral rights to KEM. As a result of the Agreement, the lease and the option with Mine Reclamation were terminated. In addition there was mutual release of claims, if any, that the parties to the Agreement may have had against any each other. The Agreement also provides for a sharing of the net revenues (as that term is defined in the Agreement) resulting from the sale, lease, or other disposition of the assets of KEM and Lake Tamarisk with Mine Reclamation receiving 53.3% of any net revenues and KEM receiving 47.7% of any net revenues. Due to the Company’s ownership interest in Mine Reclamation, the other members of Mine Reclamation will effectively receive approximately 8.4% on any net revenues generated. The Company, KEM and/or Lake Tamarisk, as applicable, will advance the costs associated with the KEM and Lake Tamarisk assets and well as any transaction costs and such costs shall be first repaid prior to any distribution of net revenues. The Agreement is effective as of January 1, 2014, notwithstanding the actual date of signature.

The forgoing summary of and discussion on the Agreement is qualified in its entirety by the terms of the Agreement, a copy of which is attached to this Report as Exhibit 10.1.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As discussed in more detail under Item 1.01 above, as a result of Mine Reclamation, KEM, Lake Tamarisk and the Company entering into the Agreement, the lease and the option between Mine Reclamation and KEM for the Eagle Mountain landfill project property terminated.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1*	Termination, Settlement and Net Revenues Sharing Agreement among CIl&D, LLC. Mine Reclamation, LLC, Kaiser Eagle Mountain, LLC and Lake Tamarisk Development, LLC dated effective January 1, 2014.

*	The exhibits to the Termination, Settlement and Net Revenues Sharing Agreement are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted schedule and exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: April 21, 2014	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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